SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Aberdeen Street Trust
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Freedom Funds®:

  Fidelity Freedom Income Fund®
  Fidelity Freedom 2000 Fund®
  Fidelity Freedom 2010 Fund®
  Fidelity Freedom 2020 Fund®
  Fidelity Freedom 2030 Fund®
  Fidelity Freedom 2040 Fund(SM)

TELEPHONE VOTING SCRIPT

Hello, Mr./Ms. (Participant). Participants with balances as of 2/20/01 were mailed proxy materials. Have you received the proxy materials?

  If the participant says YES:

Q: Have you reviewed the material?

  If the participant says NO: "Please review the material and vote your shares as soon possible to ensure that your vote is counted and the fund can hold its shareholder meeting scheduled for April 18th. If you would like to vote by phone, please call

1-800-348-3155 8:00AM-8:00PM ET Monday-Friday and 11:00AM-6:00PM ET Saturdays.[let participants know they will need to provide last 4 digits of their SSN & confirm address to vote by phone.]

  If the participant says YES: Please ask them if they have taken the opportunity to vote.

***If the participant says NO: Ask them if they would like to vote by phone and offer them 1-800-348-3155 8:00AM-8:00PM ET Monday-Friday and 11:00AM-6:00PM ET Saturdays.

***If the participant says YES: Thank them for voting!

  If the participant says NO to receiving the proxy materials:

***Participants with balances as of 2/20/01 can have a new package sent to them. Would you like us to determine whether you held shares then and send you a new package so you can vote?

  If Yes, fill out form for proxy tabulator.
  If No, thank them.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109

132549